Exhibit 10.2

[●], 2021

Decarbonization Plus Acquisition Corporation V

2744 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Re:Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Decarbonization Plus Acquisition Corporation V, a Cayman Islands exempted company (the “Company”), and Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of [●] of the Company’s units (including up to [●] units which may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to the registration statement on Form S-1 (File No. 333-               ) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Decarbonization Plus Acquisition Sponsor V LLC, a Cayman Islands limited liability company (the “Sponsor”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each an “Insider” and, collectively, the “Insiders”), hereby agree with the Company as follows:

1.

The Sponsor and each Insider agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote all Founder Shares and any shares acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination and (ii) not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval.

2.

The Sponsor and each Insider hereby agree that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as may be amended from time to time (the “Memorandum and Articles”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and the Insiders agree to not propose any amendment to the Memorandum and Articles (A) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provision relating to the rights of holders of

Class A Ordinary Shares or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

3. To the fullest extent permitted by applicable law, the Company hereby agrees to defend, indemnify, hold harmless and exonerate (including the advancement of expenses to the fullest extent permitted by applicable law) the Sponsor and its members (present and former), managers and affiliates and their respective present and former officers and directors (each, a “Sponsor Indemnitee”) from any and all costs, fees, expenses, judgments, liabilities, fines, penalties, reasonable attorneys’ fees and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably, incurred by a Sponsor Indemnitee or on a Sponsor Indemnitee’s behalf in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding instituted by the Company or any third party, whether civil, criminal, administrative or investigative in nature, in respect of any investment opportunities sourced by a Sponsor Indemnitee for the Company or any liability arising with respect to a Sponsor Indemnitee’s activities in connection with the affairs of the Company (in each case to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between the Company and the applicable Sponsor Indemnitee); provided, that in no event shall a Sponsor Indemnitee be entitled to be indemnified or held harmless hereunder in respect of any costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that Sponsor Indemnitee may incur by reason of such person’s own actual fraud or intentional misconduct; provided further, for the avoidance of doubt, that under no circumstance shall a Sponsor Indemnitee have a claim to any monies or assets held in the Trust Account, and the Company shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Sponsor Indemnitee in respect of the indemnification provided hereunder. The Sponsor Indemnitees shall be third party beneficiaries of this paragraph.

4.

During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, any Units, Class A Ordinary Shares, the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the Sponsor by the Insiders, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). If the undersigned is an officer or director of the Company, the undersigned further agrees that the forgoing restrictions shall be equally applicable to any issuer-directed Units that the undersigned may purchase in the Public Offering.

5.

In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any officer, member or manager of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement

(a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (A) $10.10 per share of the Offering Shares or (B) such lesser amount per share of the Offering Shares held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, less taxes payable, except as to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible for any liability as a result of any such third-party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Sponsor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

6.

To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional [●] Units (as described in the Prospectus), the Sponsor agrees, upon the expiration or waiver of such option, to forfeit, for cancellation at no cost, a number of Founder Shares equal to the product of [●] multiplied by a fraction, (i) the numerator of which is [●] minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is [●]. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering. The Sponsor further agrees that to the extent that the size of the Public Offering is increased or decreased and the Sponsor has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share dividend or share contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to [●] in the numerator and denominator of the formula in the first sentence of this paragraph 6 shall be changed to a number equal to 15.0% of the number of Class A Ordinary Shares included in the Units issued in the Public Offering and (B) the reference to [●] in the formula set forth in the first sentence of this paragraph 6 shall be adjusted to such number of Founder Shares that the Sponsor would have to collectively return to the Company in order for all holders of Founder Shares to hold an aggregate of 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering.

7.

The Sponsor and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 1, 2, 4, 5, 6, 8(a), and 8(d), by each Insider of its obligations under paragraphs 1, 2, 4, 8(a) and 8(d) or Sponsor of its obligations under paragraphs 4, 8(b) and 8(d) of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.

(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to transfer, assign or sell any Founder Shares or the Class A Ordinary Shares issuable upon conversion of the Founder shares held by it, him or her until the earlier of (i) one year after the date of the consummation of a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-day trading period commencing at least 150 days after the consummation of a Business Combination and (B) the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Lock-up”).

(b)

Subject to the exceptions set forth herein Sponsor and each Insider agrees not to transfer, assign or sell any Private Placement Warrants or Class A Ordinary Shares underlying such warrants held by it, he or she until thirty (30) days after the completion of a Business Combination.

(c)

Notwithstanding the provisions set forth in paragraphs 8(a) and (b), transfers of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees, as applicable (that have complied with any applicable requirements of this paragraph 8(c)), are permitted (i) in the case of the Sponsor, any Insider or any of their permitted transferees, to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor or their affiliates or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of Cayman Islands law, as applicable, or the Sponsor’s operating agreement upon dissolution of the Sponsor; (vi) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (viii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

9.

Each Insider’s biographical information furnished to the Company and the Representatives that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to such Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each Insider’s questionnaire furnished to the Company and the Representatives including any such information that is included in the Prospectus is true and accurate in all respects. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and none of the Sponsor or any such Insider has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.

Except as disclosed in the Prospectus, none of the Sponsor, the Insiders or their respective affiliates, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). However, such persons may receive the following payments, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan of up to $300,000 made to the Company by the Sponsor, pursuant to a Promissory Note dated March 23, 2021; payment of an aggregate of $10,000 per month, to the Sponsor, for office space, utilities, secretarial support and administrative services, pursuant to an Administrative Services Agreement, dated [●], 2021; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants shall be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

11.

The Sponsor and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and each Insider hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

12.

As used herein, (i) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the Class B Ordinary Shares held by the Sponsor, the Company’s independent directors and any other holder prior to the consummation of the Public Offering; (iii) “Private Placement Warrants” shall mean the warrants to purchase up to [●] Class A Ordinary Shares (or [●] Class A Ordinary Shares if the Underwriters’ over-allotment option in connection with the Public Offering is exercised in full), that Sponsor, James AC McDermott, Jeffrey Tepper, Dr. Jennifer Aaker and Jane Kearns have agreed to purchase for an aggregate purchase price of approximately $[●] (or approximately $[●] if the Underwriters’ over-allotment option in connection with the Public Offering is exercised in full), or $1.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Public Offering and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited.

13.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that each Representative is a third-party beneficiary of this Letter Agreement.

14.

No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 14 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider and each of their respective successors, heirs and assigns and permitted transferees.

15.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.

This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [●], 2022, provided further that paragraph 5 of this Letter Agreement shall survive such liquidation.

Sincerely,

DECARBONIZATION PLUS ACQUISITION SPONSOR V LLC

By:

Name:Peter Haskopoulos

Title:Authorized Person

By:

Name:Dr. Jennifer Aaker

By:

Name:Erik Anderson

By:

Name:Peter Haskopoulos

By:

Name:Jane Kearns

By:

Name:Pierre Lapeyre, Jr.

By:

Name:David Leuschen

By:

Name:James AC McDermott

By:

Name:Jeffrey H. Tepper

By:

Name:Robert Tichio

Acknowledged and Agreed:

DECARBONIZATION PLUS ACQUISITION CORPORATION V

By:

NamePeter Haskopoulos

Title:Chief Financial Officer, Chief Accounting Officer and Secretary

[Signature Page to Letter Agreement]